UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 19, 2008

__________________________

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 19, 2008, the Board of Directors of PC Mall, Inc. approved Friday, July 25, 2008 as the date of the company’s 2008 Annual Meeting of Stockholders. The company’s board of directors has fixed June 16, 2008 as the record date for the 2008 annual meeting.

The 2008 annual meeting date is more than 30 days prior the anniversary of the company’s 2007 annual meeting of stockholders, which was held on August 31, 2007.  As a result, stockholders are advised that the April 3, 2008 deadline for any stockholder proposal to be considered for inclusion in the company’s proxy statement for the 2008 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 set forth under the caption “Stockholder Proposals for Next Annual Meeting” in the company’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on August 1, 2007, continues to apply.

In order for any stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in the company’s proxy statement) to be considered timely under the company’s bylaws, notice of any such stockholder proposals, except those proposals relating to nominations of persons to the board of directors, must be given to the company in writing prior to the date on which the company mails its proxy materials for the 2008 annual meeting, which is expected to be June 25, 2008. In the event that stockholder proposals relate to nominations of persons to the board of directors, notice of such stockholder proposals must be given to the company in writing not later than the close of business on June 25, 2008. Any stockholder proposals should be submitted to PC Mall, Inc., 2555 West 190th Street, Suite 201, Torrance, California 90504, Attention: General Counsel and Secretary, and such proposals must comply with Article II, Sections 9 and 10 of the company’s bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.
(Registrant)

Date: May 23, 2008	By:	/s/ Brandon H.LaVerne
Brandon H. LaVerne Interim Chief Financial Officer

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